Exhibit 5.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019

May 22, 2012

Fifth & Pacific Companies, Inc.
1441 Broadway
New York, NY 10018

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Fifth & Pacific Companies, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”).  You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement.  The Registration Statement relates to the registration under the Act of up to 500,000 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), that may be offered pursuant to the Company’s Customer Stock Ownership Plan (the “Plan”).

The Shares are being registered for offering and sale from time to time as provided by Rule 415 under the Act.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement.  In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company, certified by the Company as in effect on the date of this letter, and copies of resolutions of the board of directors of the Company relating to the issuance of the Shares to be issued and sold by the Company in connection with the Plan, certified by the Company and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinion expressed below.  We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Registration Statement and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We have also assumed, based on statements of officials of the Company, that in the case of Shares to be issued under the Plan that will be (i) purchased in the open market or (ii) issued directly from the Company’s treasury, that, in each case, such Shares were duly authorized, validly issued, fully paid and non-assessable at the time of the original issuance of such Shares.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that, assuming due issuance and delivery of the Shares and upon payment of the purchase price therefor, in each case in accordance with the Plan, the Shares to be acquired by participants in the Plan as contemplated in the Registration Statement will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware.  Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP